UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

1818 Market Street, Suite 1500, Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

215-977-3000

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The press release announcing the preliminary pretax financial results for the Company’s 2011 fourth quarter is attached as Exhibit 99.1 and is incorporated herein by reference. These results are preliminary and shown on a pretax basis due to income tax amounts that have yet to be finalized. The Company expects to report after-tax financial results, including accompanying financial information, during the week of February 6, 2012. The Company does not expect material changes to pretax results as reported.

The information in this report, being furnished pursuant to Item 2.02 of Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2012, Sunoco, Inc. (the “Company”) announced the following:

1.	Effective March 1, 2012, Lynn L. Elsenhans will step aside as Chief Executive Officer and President of the Company. Ms. Elsenhans will remain as a director and Chairman of the Company’s Board of Directors until May 3, 2012;

2.	Effective March 1, 2012, Brian P. MacDonald, 46, will become Chief Executive Officer and President of the Company, and also will become a member of the Company’s Board of Directors at that time. Mr. MacDonald joined the Company in 2009 as Senior Vice President and Chief Financial Officer. Prior to that, he had been employed at Dell, Inc., where he spent six years in increasingly senior financial management positions, most recently as Chief Financial Officer of the commercial business unit overseeing all aspects of financial management and previously as corporate Vice President and Treasurer of Dell, Inc. and chairman of Dell Financial Services. Prior to joining Dell in 2002, Mr. MacDonald held financial management positions for over 13 years at General Motors Corporation in Canada, the United States, Belgium, France and Japan, where his last role was at Isuzu Motors, which was 49 percent-owned by General Motors. He earned a Bachelor of Science degree from Mount Allison University and received a Masters degree in Business Administration from McGill University. He also studied at Manchester Business School in the United Kingdom. Prior to March 1, 2012, the Company’s Compensation Committee will determine the compensatory arrangements (including salary and incentives) applicable to Mr. MacDonald in his new role; and

3.	Effective May 3, 2012, Mr. MacDonald will succeed Ms. Elsenhans as Chairman of the Company’s Board of Directors.

A copy of the Company’s press release on these matters is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

In addition to the management changes described in the foregoing Item 5.02, the Company also announced that it will focus on its high-return logistics and retail businesses and undertake a series of initiatives intended to improve financial and strategic flexibility. The Company also provided an update on the sales process for its Philadelphia and Marcus Hook, PA refineries.

A copy of the Company’s press release on these matters is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Sunoco, Inc. Press Release dated February 2, 2012, announcing preliminary Fourth Quarter 2011 pretax earnings.

99.2	Sunoco, Inc. Press Release dated February 2, 2012, announcing management changes and strategic initiatives.

Safe Harbor Statement

Statements contained in the exhibits to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunoco, Inc.
(Registrant)
Date: February 2, 2012
/s/ Joseph P. Krott
Joseph P. Krott Comptroller (Principal Accounting Officer)